UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

WINNER MEDICAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34484	33-0215298
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 755 2813-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2010 annual general meeting of the stockholders of the Winner Medical Group Inc. (the “Company”) was held on April 30, 2010.  The following matters were voted upon:

1.	The election of five directors to serve a one-year term expiring at the 2011 annual general meeting of the stockholders and until their successors have been elected and qualified.

The five nominees receiving the largest number of affirmative votes cast representing shares of the Company’s common stock present and entitled to vote at the annual general meeting were elected as directors, by the following vote (with 852,000 Broker Non-Votes):

Nominee	For	Withheld
Jianquan Li	20,096,937	27,218
Xiuyuan Fang	20,102,627	21,528
Larry Goldman	20,118,411	5,744
Lawrence Xiaoxia Pan	20,118,920	5,235
Dr. Hornjon Shieh	20,118,913	5,242

2.	The ratification of the appointment of BDO Limited to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

The appointment of the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010, was ratified by the following vote (with no Broker Non-Votes):

Matter	For	Against	Abstentions
BDO Limited	20,969,299	3,890	2,966

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: July 30, 2010	By:	/s/ Jianquan Li
Jianquan Li
President and Chief Executive Officer

3